UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    October 1, 2015

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Separation Agreement for an Executive Officer

In connection with Mitchell A. Kosh’s previously disclosed separation of employment with Ralph Lauren Corporation (the “Company”), the Company and Mr. Kosh entered into an employment separation agreement and release (the “Kosh Agreement”) on October 1, 2015.  Pursuant to the Kosh Agreement, Mr. Kosh shall receive as separation payments, an amount of $2,215,385, equal to one hundred and twenty eight (128) weeks of his annual base salary, paid as salary continuation, a $900,000 lump sum payment, equal to 100% of his annual base salary, on the date that his bonus under the Company’s Executive Officer Annual Incentive Plan for the Company’s current fiscal year (fiscal year 2016) would have otherwise been payable had he remained employed, and an additional $900,000 lump sum payment, on the two-year anniversary of his termination date.  In addition, the Kosh Agreement provides that Mr. Kosh will be treated as a retiree under the Company’s 2010 Long Term Stock Incentive Plan with respect to his unvested equity, and a portion of his unvested equity will, in accordance with such status, vest (subject to Company performance goals where applicable).  The Kosh Agreement requires that Mr. Kosh provide the Company with certain transition services, and that he comply with certain confidentiality, non-competition, non-disparagement and non-solicitation restrictive covenants.  The Kosh Agreement also includes a general release by Mr. Kosh of claims against the Company.
The foregoing description of the Kosh Agreement is qualified in its entirety by the Kosh Agreement, which is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	Employment Separation Agreement and Release, between Ralph Lauren Corporation and Mitchell A. Kosh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: October 7, 2015	By:	/s/ Robert L. Madore
		Name:	Robert L. Madore
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

10.1	Employment Separation Agreement and Release, between Ralph Lauren Corporation and Mitchell A. Kosh.